UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2024

 SANGAMO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
501 Canal Blvd., Richmond, California 94084
(Address of principal executive offices) (Zip Code)
(510) 970-6000
(Registrant’s telephone number, including area code)
7000 Marina Blvd., Brisbane, California 94005
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 19, 2024, the Board of Directors of Sangamo Therapeutics, Inc. (“Sangamo”) determined not to award an annual cash bonus, with respect to Sangamo’s 2023 company performance, to Sangamo’s executive officers, including Dr. Sandy Macrae, President and Chief Executive Officer, and Prathyusha Duraibabu, Senior Vice President and Chief Financial Officer. The Board also approved a retention program (the “Retention Program”) for its US and UK employees designed to support near-term retention as Sangamo seeks to raise additional capital in support of its operations. Pursuant to the Retention Program, Dr. Macrae and Ms. Duraibabu are eligible to earn cash retention payments up to an aggregate maximum of $429,820 and $193,584, respectively (the “Retention Payments”). Retention Payments will be earned only upon achievement of certain milestones relating to increases in Sangamo’s cash resources through certain capital raising and business development activities prior to the end of 2024, subject to the executive’s continued employment through the applicable payment date, as well as upon certain transactions constituting a change of control.
The Retention Program is subject to the provisions of a retention letter, the form of which will be filed as an exhibit to Sangamo’s Annual Report on Form 10-K for the year ended December 31, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: January 19, 2024	By:	/s/ SCOTT B. WILLOUGHBY
	Name:	Scott B. Willoughby
	Title:	Senior Vice President, General Counsel and Corporate Secretary